Termination Agreement
                              ---------------------
     This Agreement (the "Agreement") is entered into as of the 29th day of December, 2000 by and among Ascent Pediatrics, Inc., a Delaware corporation (the "Company"), Alpharma USPD, Inc., a Maryland corporation (the "Lender"), Alpharma Inc., a Delaware corporation (the "Parent"),State Street Bank and Trust Company (the "Depositary") and the Original Lenders signatory hereto.
WHEREAS, on the date hereof, the Company has sold to the Lender, and the Lender has purchased from the Company, the Product Assets (as defined in the Product Purchase Agreement dated as of December 29, 2000 by and between the Lender and the Company (the "Product Agreement")) pursuant to the Product Agreement;
WHEREAS, as full payment of the purchase price for the Product Assets and the Retained Intellectual Property License as defined in the Product Agreement, the Lender has delivered to the Company for cancellation that certain promissory note (the "Note") in the present principal amount of $12,000,000 executed by the Company in favor of the Lender pursuant to the Loan Agreement dated as of February 16, 1999 by and among the Company, the Lender and the Parent, as amended (the "Loan Agreement");
WHEREAS, in connection with the full payment and cancellation of the Note, the parties have agreed that the Lender shall cease to have the right to exercise the Call Option (as defined in the Depositary Agreement dated as of February 16, 1999 by and among the Company, the Lender and State Street Bank and Trust Company (the "Depositary"), as amended (the "Depositary Agreement")); NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:
1.     Call  Option.
       ------------
     The  Lender  irrevocably  and  unconditionally  agrees  that
(i) it shall not exercise the Call Option (as defined in the Depositary Agreement);
(ii) at any time upon the request of the Company, it shall deliver to the Company a Call Option Rejection Notice (as defined in the Depositary Agreement) indicating that it has elected not to exercise its Call Option; and
(iii) at any time upon the request of the Company, it shall promptly execute and deliver such instruments, agreements and confirmations and take such other actions as the Company may reasonably request to terminate the Call Option and the Lender's rights under the Depositary Agreement, to confirm the Lender's obligation hereunder not to exercise the Call Option and to carry out the purposes and intent of this Agreement.
b. In connection with the Lender's agreements under paragraph a above, the parties agree that, notwithstanding anything in Section 4.01 of the Depositary Agreement to the contrary,
(i) the Company shall not be required to deliver to the Lender the Option Exercise Deliverables (as defined in the Depositary Agreement);
(ii) the Company shall not be obligated to afford Lender, and the Lender shall have no right, under Section 4.01(b)(v) to access the Company's books, accounts, records, work papers and the Company's employees and independent public accountants; and
(iii) in accordance with the terms and conditions of the Depositary Agreement, upon the earlier of (A) delivery by the Lender of the Call Option Rejection Notice and (B) March 31, 2003, the "Option Expiration Date" shall be deemed to have occurred.
c. In connection with the Lender's agreements under paragraph a above, the parties agree that the provisions of Section 4.03 of the Depository Agreement shall be of no further force or effect.

2.     Alpharma  Director and Assistance.  Upon the execution hereof, (i) Thomas
       ---------------------------------
Anderson shall resign as a director of the Company, and the Lender shall have no further rights under the Loan Agreement, including without limitation under
Section 4.5 of the Loan Agreement, or otherwise to designate a nominee to stand for election to the Board of Directors of the Company (ii) the Company shall no longer receive any administrative services or management assistance (including, without limitation, the services of Robert Estey) from the Lender except distribution services in the general scope and upon the payment terms as presently in effect between the Company and the Lender for a term ending on December 31, 2001 subject to earlier cancellation by the Company upon 90 days notice (which the Lender and the Company shall set forth in a definitive Distribution Agreement within 30 days after the date hereof) and (iii) any other commercial arrangements in existence prior to this date shall have no further force and effect. For avoidance of doubt the letter from the Company to Mr. Estey containing an indemnification obligation of the Company shall continue in full force and effect in accordance with its terms (other than Mr. Estey's commitment thereunder to perform services for the Company).
3.     Termination  of  Ascent/Alpharma  Agreements.
       --------------------------------------------
a. The Master Agreement dated as of February 16, 1999 by and among the Company, the Lender and the Parent, as amended, shall terminate in its entirety and be of no further force or effect upon the date hereof except that Sections 4.4, 6.1 (with the Standstill Period (as defined therein) ending on the seventh anniversary of the date hereof), 6.4 and 8.12 of the Master Ageement shall survive termination thereof.
b. The Loan Agreement, other than Section 13.8 thereof, shall terminate and be of no further force or effect upon the date hereof. For avoidance of doubt, interest as required under the Loan Agreement and underlying note shall be paid by Company through the date of this Agreement.
c. The Guaranty Agreement dated as of February 16, 1999 from the Parent for the benefit of the Company shall terminate and be of no further force or effect upon the date hereof.
d. The Registration Rights Agreement dated as February 16, 1999 by and between the Company and the Lender shall terminate and be of no further force or effect upon the date hereof.
e. The covenants and obligations of the parties under the Supplemental Agreement dated as of July 1, 1999 by and among the Company, the Lender, the Parent, the Depositary and each of the Original Lenders (as defined therein) and the Second Supplemental Agreement dated as of October 15, 1999 by and among the Company, the Lender, the Parent, the Depositary and each of the Original Lenders shall terminate and be of no further force or effect upon the date hereof.
f. The Subordination Agreement dated as of February 16, 1999 between the Company, the Lender and the Original Lenders and the Amended and Restated
Subordination Agreement dated as of October 15, 1999 between the Company, the Lender and the Original Lenders shall terminate and be of no further force or effect on the date hereof.

4.     Miscellaneous.
       -------------
a.     Certain  Payments.  The  Company hereby agrees that at the closing of any
       ------------------
Change in Control or Sale (as defined in the Loan Agreement dated the date hereof by and between the Company and FS Ascent Investments L.L.C.), excluding transactions contemplated by clause (b) of said definition, the Company shall pay to Lender in immediately available funds a cash fee equal to 2% of the aggregrate Consideration for such Change in Control of Sale in excess of $65 million.

     For purposes of this Section, "Consideration" shall mean the gross value of all cash, securities and other property paid directly or indirectly by an acquirer to a seller or sellers in connection with a sale of the Company, in respect of the assets of the Company or the then outstanding securities of the Company (including without limitation all amounts paid or distributed by the Company to the holders of capital stock of the Company (except that compensation received by the Company and distributed by the Company shall be counted once) and all amounts paid, distributed or issued to the holders of convertible securities, options, warrants, stock appreciation rights or similar rights or securities in the Company in connection with such sale in respect of such securities; provided that if an acquirer pays an amount inclusive of any underlying exercise or strike price in respect of any convertible or other securities, consideration shall include such amount net of such exercise or strike price) or the gross value of all cash, securities and assets contributed by the Company or any other parties in the case of sale of the Company involving a joint venture or strategic partnership. The value of any such securities (whether debt or equity) or other property constituting part of the consideration shall be determined as follows: (i) the value of securities for which there is an established public market will be equal to the closing market price two days prior to the day of closing of such sale and (ii) the value of securities that have no established public market, and the value of consideration that consists of other property, shall be the fair market value thereof. "Consideration" also shall be deemed to include the aggregate principal amount of any indebtedness for money borrowed and any unfunded pension liabilities and guarantees of the Company or its subsidiaries assumed, directly or indirectly, whether contractually or by operation of law, in connection with such sale of the Company. If the consideration to be paid is computed in any foreign currency, the value of such foreign currency for purposes hereof shall be converted into U.S. dollars at the prevailing exchange rate on the date or dates on which such consideration is paid.

b.     Entire  Agreement.  This  Agreement  (including the documents referred to
       -----------------
herein) constitutes the entire agreement between the parties and supersedes any prior understanding, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.
c.     Successsion  and  Assignment.  This  Agreement  shall be binding upon and
       ----------------------------
inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder unless such assignee shall agree in writing to be subject to and bound by the terms of this Agreement.
d.     Counterparts.  This  Agreement  may  be  executed  in  one  or  more
       ------------
counterparts,  each  of  which  shall  be  deemed  an  original but all of which
       -----
together  shall  constitute  one  and  the  same  instrument.
e.     Headings.  The  section headings contained in this Agreement are inserted
       --------
for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
f.     Notices.  All notices, requests, demands, claims and other communications
       -------
hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:
     If  to  the  Company:     Copy  to:
     --------------------      --------

     Ascent  Pediatrics,  Inc.     Hale  and  Dorr  LLP
     187  Ballardvale  St.,  Suite  B125     60  State  Street
     Wilmington,  MA  01887     Boston,  MA  02109
     Attention:  President     Attention:  Stuart  Falber,  Esq.

     If  to  the  Lender:     Copy  to:
     -------------------      --------

     Alpharma  USPD  Inc.     Alpharma  Inc.
     7205  Windsor  Boulevard     One  Executive  Drive
     Baltimore,  MD  21244     Fort  Lee,  NJ  07024
     Attention:  President     Attention:  Chief  Legal  Officer

     If  to  the  Parent:     Copy  to:
     -------------------      --------

     Alpharma  Inc.     Alpharma  Inc.
     One  Executive  Drive     One  Executive  Drive
     Fort  Lee,  NJ  07024     Fort  Lee,  NJ  07024
     Attention:  President     Attention:  Chief  Legal  Officer

     If  to  the  Depositary:
     -----------------------

     State  Street  Bank  and  Trust  Company
     c/o  Equiserve  L.P.
     150  Royall  Street
     Canton,  MA  02021

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party or parties notices in the manner herein set forth.

g.     Governing  Law.  This  Agreement  shall  be  governed by and construed in
       --------------
accordance with the internal laws (and not the law of conflicts) of the State of
     Delaware.
h.     Amendments  and Waivers.  No amendment of any provision of this Agreement
       -----------------------
shall be valid unless the same shall be in writing and signed by all of the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
i.     Severability.  Any term or provision of this Agreement that is invalid or
       ------------
unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.
j.     Expenses.  Except  as  otherwise  expressly  provided herein, each of the
       --------
parties hereto will pay its own fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by it in connection with the transactions contemplated hereby.
k.     Construction.  The  language used in this Agreement shall be deemed to be
       ------------
the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LENDER:

Alpharma  USPD  Inc.


By:      /s/  Thomas  L.  Anderson
        --------------------------
Title:      President
           ----------



COMPANY:


Ascent  Pediatrics,  Inc.

By:      /s/  Emmett  Clemente
        ----------------------
Title:      President
           ----------



PARENT:


Alpharma  Inc.


By:      /s/  Thomas  L.  Anderson
        --------------------------
Title:      Vice  President
           ----------------



DEPOSITARY:
(AS  TO  SECTIONS  1  AND  4  B.  THROUGH  K.  ONLY)

State  Street  Bank  and  Trust  Company


By:___________________

Title:____________________













ORIGINAL  LENDERS:
(AS  TO  SECTIONS  3  E.  AND  F.  AND  4  B.  THROUGH  K.  ONLY)

Furman  Selz  Investors  II  L.P.
FS  Employee  Investors  L.L.C.
FS  Parallel  Fund  L.P.

By:     FS  Private  Investments  LLC,  Manager


By:      /s/  James  Luikart
        --------------------
Title:  Manager
       --------

BancBoston  Ventures  Inc.

By: /s/ Marcia T. Bates
       ----------------
Title: Managing Director
       -----------------

Flynn  Partners

By:      /s/  James  Flynn
        ------------------
Title:      General  Partner
           -----------------